FIDELITY COMMONWEALTH TRUST
(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

September 15, 1999

 Pursuant to notice duly given, a Special Meeting of Shareholders of

FIDELITY COMMONWEALTH TRUST
Fidelity Small Cap Stock Fund
Fidelity Mid-Cap Stock Fund
Fidelity Large Cap Stock Fund
Fidelity Small Cap Selector
Fidelity Intermediate Bond Fund

Spartan(Registered trademark) Market Index Fund
(the "Funds")

was held on September 15, 1999 at 9:00 a.m. at the principal office of the Trust, 82 Devonshire Street, Boston, Massachusetts.

 Mr. Rich Silver acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Meg DiDonna, Senior Legal Counsel, acting as Secretary Pro Tempore, recorded the minutes. Mr. Marvin Mann, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of Fidelity Management & Research Company ("FMR"), were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

 Mr. Silver noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment.
Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

 Ms. DiDonna reported that proxies representing 50.221% of the outstanding voting securities of the trust and at least 50.001% of each Fund have been received. Mr. Silver announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

 Mr. Silver stated that the Secretary had presented him with the following documents relating to the meeting:

 Notices of Meeting dated July 19, 1999
 Proxy Statements dated July 19, 1999
 Forms of Proxy

Affidavits attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

 He indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

 Mr. Silver informed the attendees that two proxy statements had been mailed with regard to the meeting. He stated that to avoid confusion among shareholders of the different funds, the proxy statement for Fidelity Small Cap Stock Fund, Fidelity Mid-Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Selector, and Fidelity Intermediate Bond Fund was referred to as "Proxy Statement #1" and the proxy statement for Spartan Market Index Fund was referred to as "Proxy Statement #2."

 Mr. Silver recommended that the reading of the Notices of Meeting be waived. There was no objection to the recommendation.

 Mr. Silver stated that the first item of business as stated in the Notices of Meeting and described in the accompanying Proxy Statements was to elect a Board of Trustees for the Trust.

 Ms. DiDonna reported that each of the twelve nominees listed in the Proxy Statements received the affirmative vote of more than 90.134% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statements dated July 19, 1999, be, and they hereby are, elected as Trustees of Fidelity Commonwealth Trust.

 Mr. Silver stated that the second item of business as stated in the Notices of Meeting and described in the accompanying Proxy Statements was to ratify the selection of Deloitte & Touche LLP as independent accountant of Fidelity Small Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Selector, Fidelity Intermediate Bond Fund, and Spartan Market Index Fund and PricewaterhouseCoopers LLP as independent accountant of Fidelity Mid-Cap Stock Fund.

 Mr. Silver proposed that in order to allow time for further consideration of this proposal with respect to the Fidelity Mid-Cap Stock Fund, the meeting be adjourned with respect to the ratification of independent accountant for Fidelity Mid-Cap Stock Fund, to be reconvened on January 19, 2000 at 12:00 p.m. at an office of the Trust, 27 State Street, 10th Floor, Boston, Massachusetts.

 Ms. DiDonna reported that the proposal to adjourn the meeting with respect to Fidelity Mid-Cap Stock Fund's proposal to ratify the selection of independent accountant received 869,830,275.86 affirmative votes of Fidelity Mid-Cap Stock Fund, or 93.374% of the votes cast at the meeting. Whereupon, it was

VOTED: That the meeting be, and it hereby is, adjourned with respect to Fidelity Mid-Cap Stock Fund's proposal to ratify the selection of independent accountant.

 Ms. DiDonna reported that the proposal to ratify the selection of Deloitte & Touche LLP as independent accountant of Fidelity Small Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Selector, Fidelity Intermediate Bond Fund, and Spartan Market Index Fund, as set forth in the Proxy Statements, received 289,719,050.24 affirmative votes of Fidelity Small Cap Stock Fund, or 96.442% of the votes cast at the meeting; 355,536,349.64 affirmative votes of Fidelity Large Cap Stock Fund, or 91.839% of the votes cast at the meeting; 244,011,094.28 affirmative votes of Fidelity Small Cap Selector, or 78.724% of the votes cast at the meeting; 1,377,931,988.46 affirmative votes of Fidelity Intermediate Bond Fund, or 84.553% of the votes cast at the meeting; and 4,181,925,031.35 affirmative votes of Spartan Market Index Fund, or 87.827% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of Deloitte & Touche LLP as independent accountant of Fidelity Small Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Selector, Fidelity Intermediate Bond Fund, and Spartan Market Index Fund, as set forth in the Proxy Statements dated July 19, 1999, be, and it hereby is, ratified and approved.

 Mr. Silver stated that the third item of business as stated in the Notices of Meeting and described in the accompanying Proxy Statements was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to the Trustees' continuing fiduciary duty to act in the shareholders' interests.

 Ms. DiDonna reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received
6,878,704,796.76 affirmative votes, or 82.675% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statements dated July 19, 1999.

 Mr. Silver stated that the fourth item of business as stated in the Notice of Meeting and described in Proxy Statement #1 was to approve an amended Management Contract for each of Fidelity Large Cap Stock Fund and Fidelity Small Cap Selector that would: (i) modify the management fee that FMR receives from Fidelity Large Cap Stock Fund and Fidelity Small Cap Selector to provide for lower fees when FMR's assets under management exceed certain levels, (ii) modify the performance adjustment calculation to round the performance of Fidelity Large Cap Stock Fund and Fidelity Small Cap Selector and each fund's comparative index to the nearest 0.01%, rather than to the nearest 1.00%, and (iii) allow FMR and the Trust, on behalf of each Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

 Ms. DiDonna reported that the proposal to approve an amended
Management Contract for Fidelity Large Cap Stock Fund, as set forth in Proxy Statement #1, received 338,780,875.10 affirmative votes, or 87.511% of the votes cast at the meeting.

 Ms. DiDonna reported that the proposal to approve an amended
Management Contract for Fidelity Small Cap Selector, as set forth in Proxy Statement #1, received 227,077,001.49 affirmative votes, or 73.260% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for each of Fidelity Large Cap Stock Fund and Fidelity Small Cap Selector be, and it hereby is, approved, as set forth in Proxy Statement #1 dated July 19, 1999.

 Mr. Silver stated that the fifth item of business as stated in the Notice of Meeting and described in Proxy Statement #1 was to approve an amended Management Contract for Fidelity Intermediate Bond Fund that would: (i) modify the management fee that FMR receives from Fidelity Intermediate Bond Fund to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

 Ms. DiDonna reported that the proposal to approve an amended
Management Contract for Fidelity Intermediate Bond Fund, as set forth in Proxy Statement #1, received 1,252,658,796.25 affirmative votes, or 76.866% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Fidelity Intermediate Bond Fund be, and it hereby is, approved, as set forth in Proxy
Statement #1 dated July 19, 1999.

 Mr. Silver stated that the sixth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement #1 was to approve an amended sub-advisory agreement between FMR U.K. and FMR for Fidelity Mid-Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Selector, and Fidelity Intermediate Bond Fund that would allow FMR, FMR U.K. and the Trust, on behalf of each fund, to modify the proposed agreement subject to the requirements of the 1940 Act.

 Ms. DiDonna reported that the proposal to approve an amended sub-advisory agreement between FMR U.K. and FMR for Fidelity Mid-Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Selector, and Fidelity Intermediate Bond Fund, as set forth in Proxy Statement #1, received 841,787,919.93 affirmative votes of Fidelity Mid-Cap Stock Fund, or 90.364% of the votes cast at the meeting; 338,728,130.87 affirmative votes of Fidelity Large Cap Stock Fund, or 87.497% of the votes cast at the meeting; 228,608,261.54 affirmative votes of Fidelity Small Cap Selector, or 73.754% of the votes cast at the meeting; and 1,245,399,917.79 affirmative votes of Fidelity Intermediate Bond Fund, or 76.421% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement between FMR U.K. and FMR for Fidelity Mid-Cap Stock Fund, Fidelity Large Cap Stock Fund,
Fidelity Small Cap Selector, and Fidelity Intermediate Bond Fund be, and it hereby is, approved, as set forth in Proxy Statement #1 dated July 19, 1999.

 Mr. Silver stated that the seventh item of business as stated in the Notice of Meeting and described in Proxy Statement #1 was to approve an amended sub-advisory agreement between FMR Far East and FMR for Fidelity Mid-Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Selector, and Fidelity Intermediate Bond Fund that would allow FMR, FMR Far East and the Trust, on behalf of each fund, to modify the proposed agreement subject to the requirements of the 1940 Act.

 Ms. DiDonna reported that the proposal to approve an amended sub-advisory agreement between FMR Far East and FMR for Fidelity Mid-Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Selector, and Fidelity Intermediate Bond Fund, as set forth in Proxy Statement #1, received 839,084,811.18 affirmative votes of Fidelity Mid-Cap Stock Fund, or 90.074% of the votes cast at the meeting; 337,908,615.65 affirmative votes of Fidelity Large Cap Stock Fund, or 87.285% of the votes cast at the meeting; 229,848,123.70 affirmative votes of Fidelity Small Cap Selector, or 74.154% of the votes cast at the meeting; and 1,241,206,724.24 affirmative votes of Fidelity Intermediate Bond Fund, or 76.102% of the votes cast at the meeting. Whereupon, it was

VOTED: That a new sub-advisory agreement between FMR Far East and FMR for Fidelity Mid-Cap Stock Fund, Fidelity Large Cap Stock Fund, Fidelity Small Cap Selector, and Fidelity Intermediate Bond Fund be, and it hereby is, approved, as set forth in Proxy Statement #1 dated July 19, 1999.

 Mr. Silver stated that the eighth item of business as stated in the Notice of Meeting and described in Proxy Statement #1 was to approve a Distribution and Service Plan pursuant to Rule 12b-1 for Fidelity
Small Cap Selector.

 Ms. DiDonna reported that the proposal to approve a Distribution and Service Plan pursuant to Rule 12b-1 for Fidelity Small Cap Selector, as set forth in Proxy Statement #1, received 223,518,283.02 affirmative votes of Fidelity Small Cap Selector, or 72.112% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Distribution and Service Plan of Fidelity Small Cap Selector be, and it hereby is, approved, as set forth in Proxy
Statement #1 dated July 19, 1999.

 Mr. Silver stated that the ninth item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement #1 was to approve an Agreement and Plan providing for the reorganization of Fidelity Small Cap Selector from a separate series of one Massachusetts business trust, Fidelity Commonwealth Trust, to a newly established, separate series of another Massachusetts business trust, Fidelity Capital Trust.

 Ms. DiDonna reported that the proposal to approve an Agreement and Plan providing for the reorganization of Fidelity Small Cap Selector, as set forth in Proxy Statement #1, received 228,815,889.95 affirmative votes of Fidelity Small Cap Selector, or 73.821% of the votes cast at the meeting. Whereupon, it was

VOTED: That an Agreement and Plan providing for the reorganization of Fidelity Small Cap Selector from a separate series of one
Massachusetts business trust to another be, and it hereby is, adopted, as set forth in Proxy Statement #1 dated July 19, 1999.

 Mr. Silver stated that the tenth item of business as stated in the Notice of Meeting and described in Proxy Statement #1 was to eliminate a fundamental investment policy of Fidelity Intermediate Bond Fund to allow the fund to more clearly communicate its investment strategy in conformity with the requirements of newly revised Form N-1A.

 Ms. DiDonna reported that the proposal to eliminate a fundamental investment policy of Fidelity Intermediate Bond Fund, as set forth in Proxy Statement #1, received 1,197,642,419.03 affirmative votes of Fidelity Intermediate Bond Fund, or 73.490% of the votes cast at the meeting. Whereupon, it was

VOTED: That a fundamental investment policy of Fidelity Intermediate Bond Fund be, and it hereby is, eliminated, as set forth in Proxy
Statement #1 dated July 19, 1999.

 Mr. Silver stated that the eleventh item of business as stated in the Notice of Meeting and described in the accompanying Proxy Statement #1 was to amend Fidelity Large Cap Stock Fund's, Fidelity Small Cap Selector's, and Fidelity Intermediate Bond Fund's fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation.

 Ms. DiDonna reported that the proposal to amend each Fund's fundamental investment limitation concerning diversification, as set forth in Proxy Statement #1, received 333,783,657.53 affirmative votes of Fidelity Large Cap Stock Fund, or 86.220% of the votes cast at the meeting; 223,925,797.73 affirmative votes of Fidelity Small Cap Selector, or 72.244% of the votes cast at the meeting; and 1,260,483,409.77 affirmative votes of Fidelity Intermediate Bond Fund, or 77.346% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Large Cap Stock Fund's, Fidelity Small Cap
Selector's, and Fidelity Intermediate Bond Fund's fundamental investment limitation concerning diversification be, and it hereby is, amended to exclude securities of other investment companies, as set forth in Proxy Statement #1 dated July 19, 1999.

 Mr. Silver stated that the twelfth item of business as stated in the Notice of Meeting and described in Proxy Statement #1 was to amend Fidelity Intermediate Bond Fund's fundamental investment limitation concerning underwriting of securities.

 Ms. DiDonna reported that the proposal to amend Fidelity Intermediate Bond Fund's fundamental investment limitation, as set forth in Proxy Statement #1, received 1,236,185,959.10 affirmative votes of Fidelity Intermediate Bond Fund's, or 75.855% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Intermediate Bond Fund's fundamental investment limitation concerning underwriting of securities be, and it hereby is, amended, as set forth in Proxy Statement #1 dated July 19, 1999.

 Mr. Silver stated that the thirteenth item of business as stated in the Notice of Meeting and described in proposal 4(a) in Proxy Statement #2 was to approve an interim sub-advisory agreement for Spartan Market Index Fund among Bankers Trust Company, FMR, and the Trust, on behalf of Spartan Market Index Fund, that is, other than the commencement and termination dates, identical to the old sub-advisory agreement.

 Ms. DiDonna reported that the proposal to approve an interim sub-advisory agreement with Bankers Trust Company for Spartan Market Index Fund, as set forth in proposal 4(a) in Proxy Statement #2, received 3,980,384,464.33 affirmative votes of Spartan Market Index Fund, or 83.595% of the votes cast at the meeting. Whereupon, it was

VOTED: That an interim sub-advisory agreement among Bankers Trust
Company, FMR, and the Trust on behalf of Spartan Market Index Fund be, and it hereby is, approved, as set forth in proposal 4(a) in Proxy Statement #2 dated July 19, 1999.

 Mr. Silver stated that the fourteenth item of business as stated in the Notice of Meeting and described in proposal 4(b) in Proxy Statement #2 was to approve a new sub-advisory agreement for Spartan Market Index Fund among Bankers Trust Company, FMR, and the Trust, on behalf of Spartan Market Index Fund, that would (i) require Bankers Trust to continue to provide investment management services to Spartan Market Index Fund but would not cover securities lending services, and
(ii) allow FMR, Bankers Trust Company and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of
Section 15 of the 1940 Act.

 Ms. DiDonna reported that the proposal to approve a new sub-advisory agreement with Bankers Trust Company for Spartan Market Index Fund, as set forth in proposal 4(b) in Proxy Statement #2, received
3,964,569,763.47 affirmative votes of Spartan Market Index Fund, or 83.263% of the votes cast at the meeting. Whereupon, it was

VOTED: That a new sub-advisory agreement among Bankers Trust Company, FMR, and the Trust on behalf of Spartan Market Index Fund be, and it hereby is, approved, as set forth in proposal 4(b) in Proxy Statement #2 dated July 19, 1999.

 Mr. Silver stated that the fifteenth and final item of business as stated in the Notice of Meeting and described in proposal five in Proxy Statement #2 was to approve a new "manager-of-managers" arrangement for Spartan Market Index Fund that, subject to receipt of exemptive relief, would permit FMR, with the approval of the Board of Trustees, to hire, terminate, or replace sub-advisers (including Bankers Trust Company), and to modify material terms and conditions of a sub-advisory agreement, all without shareholder approval. In response to a question from a shareholder, there was a general discussion of FMR's and the Board of Trustees' responsibilities when selecting a sub-adviser.

 Ms. DiDonna reported that the proposal to approve a new
"manager-of-managers" arrangement for Spartan Market Index Fund, as set forth in proposal five in Proxy Statement #2, received
3,860,782,818.87 affirmative votes of Spartan Market Index Fund, or 81.083% of the votes cast at the meeting. Whereupon, it was

VOTED: That a new "manager-of-managers" arrangement for Spartan Market Index Fund be, and it hereby is, approved, as set forth in proposal five in Proxy Statement #2 dated July 19, 1999.

 There being no further business to come before the meeting, upon motion duly made and seconded, it was
VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

 ATTEST:
   Meg DiDonna
   Secretary Pro Tempore